Exhibit 99.1

     Rock-Tenn Company Reports Second Quarter Fiscal 2006 Results

    NORCROSS, Ga.--(BUSINESS WIRE)--April 27, 2006--Rock-Tenn Company (NYSE:RKT) today reported financial results for the quarter ended
March 31, 2006 reflecting higher sales and operating income.

    Second Quarter Developments

    -- Net sales for the second quarter of fiscal 2006 increased 34% to $529.7 million, an increase of $135.3 million from the second quarter of fiscal 2005.

    -- The Company reported net income of $5.2 million, or $0.14 per diluted share, for the quarter compared to net income of $0.2 million, or $0.01 per diluted share, in the prior year quarter.

    -- Rock-Tenn recorded pre-tax restructuring and other costs of $3.5 million and operating losses of $0.9 million, aggregating $0.08 per diluted share, at the Company's previously closed folding carton facilities and the Kerman, California folding carton facility that will be closed in the third quarter of fiscal 2006.

    Segment Results

    Packaging Products Segment

    Packaging Products segment net sales increased $100.9 million to $319.7 million in the second quarter of fiscal 2006 compared to the second quarter of fiscal 2005. Sales increased primarily from the GSPP assets acquired in June 2005 and strong demand for consumer packaging. Packaging Products segment operating income increased $7.7 million to $13.4 million in the second quarter of fiscal 2006 compared to the second quarter of fiscal 2005.

    Merchandising Displays Segment

    Merchandising Displays segment net sales were $85.4 million in the second quarter of fiscal 2006 and $86.1 million in the prior year quarter. Operating income for the segment was $4.2 million in the second quarter of fiscal 2006 and $4.8 million in the second quarter of fiscal 2005.

    Paperboard Segment

    Paperboard segment net sales increased $73.9 million to $205.7 million in the second quarter of fiscal 2006 compared to the second quarter of fiscal 2005 as a result of sales from the bleached paperboard and pulp mill acquired in June 2005, strong demand for recycled paperboard and higher pricing. Paperboard segment operating income increased $12.2 million to $15.8 million in the second quarter of fiscal 2006 compared to the prior year quarter. The Company's coated recycled paperboard mills operated at 96% of capacity in the second quarter compared to 89% in the prior year quarter and 86% in the first quarter of fiscal 2006.

    Chairman and Chief Executive Officer's Statement

    Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "Operating earnings increased $15.9 million based on strong performance in our two largest business segments. Good demand and pricing improvements for recycled paperboard and the acquisition of our bleached board mill resulted in much higher earnings in our paperboard mills. Sales growth in our core folding carton business and the contributions from the folding carton plants acquired in 2005 increased packaging segment earnings 135% over the prior year. We believe that current paperboard pricing initiatives and lower energy costs during the second half of the year should continue to drive further earnings improvement over the balance of the year."

    Financing

    Rock-Tenn's net debt (as defined) was $846.6 million at March 31, 2006 compared to $874.6 million at December 31, 2005. The Company reduced net debt by $28.0 million during the quarter. Rock-Tenn's joint ventures in its Packaging Products segment made two acquisitions with a total purchase price of $7.7 million in the quarter.

    Cash Provided By Operating Activities

    Net cash provided by operating activities in the second quarter of fiscal 2006 was $51.1 million compared to net cash provided by operating activities of $14.2 million in the prior year quarter. The Company contributed $9.0 million to its pension plans during the quarter.

    Conference Call

    The Company will host a conference call to discuss its results of operations for the second quarter of fiscal 2006 and other topics that may be raised during the discussion at 11:00 a.m., Eastern Time, on Thursday, April 27, 2006. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

    About Rock-Tenn Company

    Rock-Tenn Company provides a wide range of marketing and packaging solutions to consumer products companies at low costs, with combined pro forma net sales of approximately $2.1 billion and operating locations in the United States, Canada, Mexico, Argentina and Chile. The Company is one of North America's leading manufacturers of packaging products, merchandising displays and bleached and recycled paperboard.

    Cautionary Statements

    Statements herein regarding, among others, expectations regarding facility closings, price increases, energy costs and expected financial performance constitute forward-looking statements within the meaning of the federal securities laws. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, the Company has made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; energy costs; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for the Company's products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; and adverse changes in general market and industry conditions. Such risks are more particularly described in the Company's filings with the Securities and Exchange Commission, including under the caption "Business -- Forward-Looking Information" and "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information as future events unfold.





                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
                (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

----------------------------------------------------------------------
                                    FOR THE             FOR THE
                               THREE MONTHS ENDED   SIX MONTHS ENDED
                              March 31, March 31, March 31, March 31,
                                  2006      2005      2006      2005
----------------------------------------------------------------------

NET SALES                      $  529.7  $  394.4  $1,020.1  $  780.2

Cost of Goods Sold                440.5     336.0     871.3     666.8

----------------------------------------------------------------------

Gross Profit                       89.2      58.4     148.8     113.4
Selling, General and
 Administrative Expenses           62.0      47.9     119.1      93.7
Restructuring and Other Costs       3.5       2.7       4.5       3.2

----------------------------------------------------------------------

Operating Profit                   23.7       7.8      25.2      16.5
Interest Expense                  (13.9)     (6.8)    (27.8)    (13.2)
Interest and Other Income
 (Loss)                             0.6      (0.1)      0.6       0.1
Income (Loss) from
 Unconsolidated Joint Venture      (0.2)      0.2       1.4       0.3
Minority Interest in Income of
 Consolidated Subsidiaries         (1.8)     (0.7)     (3.1)     (1.6)

----------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME
 TAXES                              8.4       0.4      (3.7)      2.1

Provision for Income Taxes          3.2       0.2       0.1       1.4

----------------------------------------------------------------------


NET INCOME (LOSS)              $    5.2  $    0.2  $   (3.8) $    0.7
----------------------------------------------------------------------
Weighted Average Common Shares
    Outstanding-Diluted            36.7      35.9      35.9      35.9

----------------------------------------------------------------------


Diluted Earnings (Loss) Per
 Share                         $   0.14  $   0.01  $  (0.10) $   0.02


----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                          SEGMENT INFORMATION
                              (UNAUDITED)
                  (IN MILLIONS, EXCEPT TONNAGE DATA)

----------------------------------------------------------------------
                                    FOR THE             FOR THE
                               THREE MONTHS ENDED   SIX MONTHS ENDED
                              March 31, March 31,  March 31, March 31,
                                  2006      2005       2006      2005
----------------------------------------------------------------------

NET SALES:

Packaging Products Segment     $  319.7  $  218.8  $   620.8 $  440.6
Merchandising Displays Segment     85.4      86.1      160.8    165.6
Paperboard Segment                205.7     131.8      393.4    260.5
Intersegment Eliminations         (81.1)    (42.3)    (154.9)   (86.5)

----------------------------------------------------------------------

TOTAL                          $  529.7  $  394.4  $ 1,020.1 $  780.2

----------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES:

Packaging Products Segment     $   13.4  $    5.7  $    20.2 $   11.0
Merchandising Displays Segment      4.2       4.8        7.4      7.5
Paperboard Segment                 15.8       3.6       14.8      8.0


----------------------------------------------------------------------

Segment Income                 $   33.4  $   14.1  $    42.4 $   26.5

Restructuring and Other Costs      (3.5)     (2.7)      (4.5)    (3.2)
Non-Allocated Expense              (6.4)     (3.4)     (11.3)    (6.5)
Interest Expense                  (13.9)     (6.8)     (27.8)   (13.2)
Interest and Other Income           0.6       0.1        0.6      0.1
Minority Interest in Income of
 Consolidated Subsidiaries         (1.8)     (0.7)      (3.1)    (1.6)

----------------------------------------------------------------------

INCOME (LOSS) BEFORE TAXES     $    8.4  $    0.4  $    (3.7)$    2.1


----------------------------------------------------------------------


Recycled Paperboard Shipped
 (in tons)                      268,913   254,934    522,223  508,191
SBS Board Shipped (in tons)      80,719        --    159,871       --
Pulp Shipped (in tons)           27,911        --     42,905       --

----------------------------------------------------------------------


                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                             (IN MILLIONS)

----------------------------------------------------------------------

                                     FOR THE            FOR THE
                                THREE MONTHS ENDED  SIX MONTHS ENDED
                               March 31, March 31, March 31, March 31,
                                   2006      2005      2006      2005

----------------------------------------------------------------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income (loss)              $     5.2 $     0.2 $    (3.8)$    0.7

Items in income not affecting
 cash:
Depreciation and amortization       25.9      18.5      51.7     37.0
Deferred income taxes                3.4      (1.6)      7.3     (0.4)
Share-based compensation
 expense                             0.8       0.3       1.5      0.7
Income tax benefit of employee
 stock options                        --        --        --      0.1
Loss on disposal of plant and
 equipment and other, net             --        --       0.1      0.1
(Gain) loss on foreign currency
 transactions                       (0.1)      0.1      (0.1)     0.4
(Income) loss from
 unconsolidated joint venture        0.2      (0.2)     (1.4)    (0.3)
Minority interest in income of
 consolidated subsidiaries           1.8       0.7       3.1      1.6
Impairment adjustments and
 other non-cash items                1.8       0.8       1.8     (0.1)
Proceeds from termination of
 interest rate swaps                 9.9        --       9.9       --
Pension funding (more) less
 than expense                       (4.6)      4.3      (0.3)     7.6
Net changes in operating assets
 and liabilities                     6.8      (8.9)     (1.4)   (10.8)

----------------------------------------------------------------------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES                         51.1      14.2      68.4     36.6

----------------------------------------------------------------------

INVESTING ACTIVITIES:

Capital expenditures               (13.6)    (12.2)    (27.1)   (22.4)
Purchases of marketable
 securities                           --     (85.7)       --   (175.3)
Maturities and sales of
 marketable securities                --      87.7        --    172.3
Cash paid for purchase of
 businesses, net of cash
 received                           (7.8)       --      (7.8)    (0.1)
Proceeds from sale of property,
 plant and equipment                 0.5       0.4       0.8      2.5

----------------------------------------------------------------------

NET CASH USED FOR INVESTING
 ACTIVITIES                        (20.9)     (9.8)    (34.1)   (23.0)

----------------------------------------------------------------------

FINANCING ACTIVITIES:

Additions to revolving credit
 facilities                          2.3        --      60.5       --
Repayments to revolving credit
 facilities                        (34.5)       --    (126.4)      --
Additions to debt                    5.4        --      31.4       --
Repayments of debt                  (9.5)     (3.6)    (13.4)    (9.7)
Debt issuance costs                   --        --      (0.3)    (0.1)
Issuance of common stock             1.3       1.0       2.9      2.8
Excess tax benefits from share-
 based compensation                   --        --       0.1       --
Capital contributed to
 consolidated subsidiary from
 minority interest                   2.1        --       2.1       --
Cash dividends paid to
 shareholders                       (3.3)     (3.3)     (6.6)    (6.5)
Distribution to minority
 interest                           (2.4)       --      (2.9)    (0.5)

----------------------------------------------------------------------

CASH USED FOR FINANCING
 ACTIVITIES                        (38.6)     (5.9)    (52.6)   (14.0)

----------------------------------------------------------------------

Effect of exchange rate changes
 on cash                              --        --      (0.4)     0.2

DECREASE  IN CASH AND CASH
 EQUIVALENTS                        (8.4)     (1.5)    (18.7)    (0.2)

Cash and cash equivalents:
Beginning of period                 16.5      30.0      26.8     28.7

----------------------------------------------------------------------

End of period                  $     8.1 $    28.5 $     8.1 $   28.5

----------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
Cash paid during the period
 for:
     Income taxes, net of
      refunds                  $     1.6 $     2.7 $     4.0 $    4.7
     Interest, net of amounts
      capitalized                   21.9      14.5      29.2     14.8

----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (UNAUDITED)
                             (IN MILLIONS)

----------------------------------------------------------------------
                                          MARCH 31, DEC. 31, SEPT. 30,
                                              2006     2005      2005

----------------------------------------------------------------------

ASSETS:

Cash and cash equivalents                $     8.1 $    16.5 $   26.8

Receivables - net                            203.6     192.8    199.5

Inventories - at LIFO cost                   208.5     196.6    202.0

Other current assets                          42.2      42.1     30.5

Current assets held for sale                   5.0       5.1      3.4

----------------------------------------------------------------------

TOTAL CURRENT ASSETS                         467.4     453.1    462.2

----------------------------------------------------------------------

Land, building and equipment - net           861.4     872.6    885.0

Intangible and other assets                  454.2     455.6    451.2

----------------------------------------------------------------------

TOTAL ASSETS                             $ 1,783.0 $ 1,781.3 $1,798.4

----------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY:

Current portion of debt                  $    92.8 $    96.7 $   62.1

Other current liabilities                    245.3     212.8    217.1
----------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                    338.1     309.5    279.2

----------------------------------------------------------------------

Long-term maturities of debt                 761.9     794.4    840.7
Hedge adjustments resulting from
 terminated fair value interest rate
 derivatives or swaps                         11.4      11.8     12.3
                                             -----     -----    -----
Total long-term debt, less current
 maturities                                  773.3     806.2    853.0

Accrued pension                              106.2     110.9    106.8

Deferred income taxes                         90.8      86.2     83.0

Other long-term liabilities                    3.7       3.6      3.6

Minority interest                             18.9      17.5     16.6

Shareholders' equity                         452.0     447.4    456.2

----------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                  $ 1,783.0 $ 1,781.3 $1,798.4
----------------------------------------------------------------------

Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      -------- -------- -------- -------- ------------
Average Price
 Per Ton (a)
-------------
All Tons
     2004                 $422     $424     $439     $455        $435
     2005                  467      472      491      523         492
     2006                  524      526       --       --          --

Tons Shipped
------------
Coated and
Specialty (a)
     2004              230,710  248,743  248,078  224,881     952,412
     2005              210,566  209,706  211,628  209,721     841,621
     2006              208,325  223,469       --       --          --

Corrugated Medium
     2004               43,880   42,942   44,667   46,103     177,592
     2005               42,691   45,228   44,758   44,841     177,518
     2006               44,985   45,444       --       --          --

Bleached Paperboard
      2005                  --       --   26,713   84,169     110,882
      2006              79,152   80,719       --       --          --

Market Pulp
      2005                  --       --    6,933   23,104      30,037
      2006              14,994   27,911       --       --          --

Total
     2004              274,590  291,685  292,745  270,984   1,130,004
     2005              253,257  254,934  290,032  361,835   1,160,058
     2006              347,456  377,543       --       --          --

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with LaFarge North America, Inc.


Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Millions)

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      -------- -------- -------- -------- ------------

Packaging Segment
 Sales
     2004               $208.9   $231.7   $231.6   $235.9      $908.1
     2005                221.8    218.8    239.2    314.2       994.0
     2006                301.1    319.7       --       --          --
Packaging Income
     2004                 $7.0    $10.2    $11.8     $9.0       $38.0
     2005                  5.3      5.7     10.6     11.8        33.4
     2006                  6.8     13.4       --       --          --
Return On Sales
     2004                  3.4%     4.4%     5.1%     3.8%        4.2%
     2005                  2.4%     2.6%     4.4%     3.8%        3.4%
     2006                  2.3%     4.2%      --       --          --

Merchandising
 Displays Segment
 Sales
     2004                $73.5    $77.5    $75.8    $91.5      $318.3
     2005                 79.5     86.1     83.5     84.7       333.8
     2006                 75.4     85.4       --       --          --
Merchandising
 Displays Income
     2004                 $5.9     $7.5     $6.1     $9.6       $29.1
     2005                  2.7      4.8      6.4      7.2        21.1
     2006                  3.2      4.2       --       --          --
Return on Sales
     2004                  8.0%     9.7%     8.0%    10.5%        9.1%
     2005                  3.4%     5.6%     7.7%     8.5%        6.3%
     2006                  4.2%     4.9%      --       --          --

Paperboard Segment
 Sales
     2004               $128.3   $136.1   $138.6   $136.9      $539.9
     2005                128.7    131.8    155.0    199.9       615.4
     2006                187.7    205.7       --       --          --
Paperboard Income
 (Loss)
     2004                 $3.1     $2.4     $2.6     $7.6       $15.7
     2005                  4.4      3.6      7.6     16.0        31.6
     2006                 (1.0)    15.8       --       --          --
Return on Sales
     2004                  2.4%     1.8%     1.9%     5.6%        2.9%
     2005                  3.4%     2.7%     4.9%     8.0%        5.1%
     2006                (0.5)%     7.7%      --       --          --


Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Millions except EPS Data)

                        1st      2nd      3rd      4th
                       Quarter  Quarter  Quarter  Quarter Fiscal Year
                      -------- -------- -------- -------- ------------

Net Income (Loss)
     2004                $11.9     $2.9    $(3.7)    $6.5       $17.6
     2005                  0.5      0.2     12.0      4.9        17.6
     2006                 (9.0)     5.2       --       --          --

Diluted EPS
     2004                $0.34    $0.08   $(0.11)   $0.18       $0.50
     2005                 0.01     0.01     0.33     0.14        0.49
     2006                (0.25)    0.14       --       --          --

Depreciation & Amortization
     2004                $18.6    $18.6    $18.3    $18.7       $74.2
     2005                 18.5     18.5     20.5     26.5        84.0
     2006                 25.8     25.9       --       --          --

Capital Expenditures
     2004                $15.4    $14.9    $18.3    $12.2       $60.8
     2005                 10.2     12.2     11.8     20.1        54.3
     2006                 13.5     13.6       --       --          --



    Non-GAAP Measures

    Net Debt

    We have defined the non-GAAP measure net debt to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents and certain other investments that we consider to be readily available to satisfy such debt obligations.

    Rock-Tenn management uses net debt, along with other factors, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Total Current Portion of Debt and Total Long-term Debt, Less Current Maturities:



(In Millions)                     March 31, December 31, September 30,
                                    2006        2005         2005
                                  ---------- ------------ ------------

Total Current Portion of Debt    $     92.8 $       96.7 $       62.1
Total  Long-Term Debt, Less
 Current Maturities                   773.3        806.2        853.0
                                  ---------- ------------ ------------
                                      866.1        902.9        915.1
Less: Hedge Adjustments Resulting
 From Terminated
  Fair Value Interest Rate
   Derivatives or Swaps               (11.4)       (11.8)       (12.3)
                                  ---------- ------------ ------------
                                      854.7        891.1        902.8
Less:  Cash and Cash Equivalents       (8.1)       (16.5)       (26.8)
                                  ---------- ------------ ------------
Net Debt                         $    846.6 $      874.6 $      876.0
                                  ========== ============ ============


    Credit Agreement EBITDA and Total Funded Debt

    "Credit Agreement EBITDA" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, expenses associated with the write up of inventory acquired in the GSPP acquisition to fair market value as required by SFAS 141, charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options and pro forma GSPP EBITDA calculated giving pro forma effect to the acquisition calculated in accordance with the methodology applied by the Company in its financial statements filed with the SEC.

    "Total Funded Debt" is calculated in accordance with the definition contained in the Company's Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, plus additional outstanding letters of credit not already reflected in debt.

    Rock-Tenn management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with Rock-Tenn's debt covenants and borrowing capacity available under its Senior Credit Facility. Management believes that investors also use such measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of March 31, 2006, the Company's Leverage Ratio was 4.51 times, which compares to a maximum Leverage Ratio under the Senior Credit Facility of 5.0 times. Credit Agreement EBITDA and Total Funded Debt are not intended to be substitutes for GAAP financial measures and should not be used as such.




Set forth below is a reconciliation of Credit Agreement EBITDA to net income:

(In Millions)                                          12 Months Ended
                                                        March 31, 2006
                                                      ----------------

Net Income                                                      $13.1
Interest Expense                                                 50.3
Income Taxes                                                      0.9
Depreciation and Amortization                                    97.5
Additional Permitted Charges                                     10.8
Pro Forma GSPP EBITDA (4/4/05 - 6/5/05)   (A)                    20.0
                                                      ----------------

Credit Agreement EBITDA                                        $192.6
                                                      ================

(A)  Pro Forma GSPP EBITDA Reconciliation

(In Millions)                                            Pro Forma
                                                      4/4/05 - 6/5/05
                                                        GSPP EBITDA
                                                      ----------------
Net Income                                                       $7.2
Interest Expense                                                   --
Income Taxes                                                      3.8
Depreciation and Amortization                                     6.6
Additional Permitted Charges                                       --
Permitted Pro Forma Adjustments                                   2.4
                                                      ----------------

Pro Forma GSPP EBITDA (4/4/05 - 6/5/05)                         $20.0
                                                      ================



Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Total Current Portion of Debt and Total Long-term Debt, Less Current Maturities:

(In Millions)                                            March 31,
                                                            2006
                                                       ---------------

Total Current Portion of Debt                         $          92.8
Total  Long-Term Debt, Less Current Maturities                  773.3
                                                       ---------------
                                                                866.1
Less: Hedge Adjustments Resulting From Terminated
  Fair Value Interest Rate Derivatives or Swaps                 (11.4)
                                                       ---------------
                                                                854.7
Plus:  Letters of Credit                                         14.2
                                                       ---------------
Total Funded Debt                                     $         868.9
                                                       ===============

    CONTACT: Rock-Tenn Company, Norcross
             David Rees, 678-291-7552